UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 22, 2024 (April 15, 2024)

Richtech Robotics Inc.

(Exact name of registrant as specified in its charter)

Nevada	001-41866	88-2870106
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4175 Cameron St Ste 1

Las Vegas, NV 89103

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (866) 236-3835

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class B Common Stock, par value $0.0001 per share	RR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

The disclosure set forth below under Item 2.03 is incorporated by reference into this Item 1.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On April 15, 2024, Richtech Robotics Inc., a Nevada corporation (the “Company”) issued a promissory note in the principal amount of $1,000,000 (the “Note”) to YA II PN, Ltd. (the “Investor”) pursuant to the Standby Equity Purchase Agreement between the Company and the Investor, dated February 15, 2024, as amended by a letter agreement on March 14, 2024 (as amended, the “Purchase Agreement”), the terms of which were previously disclosed by the Company in its Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 21, 2024 (as amended by a Form 8-K/A filed with the SEC on March 15, 2024) and Current Report on Form 8-K filed with the SEC on March 15, 2024.

The Note has a purchase price of $960,000, representing a 4% original issue discount. The Note has a maturity date of February 15, 2025, and bears interest at 8% per annum on the outstanding principal balance. The Company is required to pay, on a monthly basis, one-nineth of the outstanding principal amount of the Note and accrued interest either (i) in cash or (ii) by submitting an advance notice pursuant to the Purchase Agreement and selling shares of its common stock to the Investor under the terms of the Purchase Agreement or a combination thereof as determined by the Company. The first payment under the Note is due May 15, 2024. Unless otherwise agreed by the Investor, the funds received by the Company pursuant to the Purchase Agreement for the sale of shares of its common stock to the Investor will first be used to satisfy any payments due under the Note.

At the election of the Investor, all or a portion of the principal, interest, or other amounts outstanding under each Note (the “Conversion Amount”) may be converted into a number of shares of Class B common stock (“Conversion Shares”) equal to: (x) the Conversion Amount, divided by (y) the Conversion Price. “Conversion Price” is defined as (i) $6.00 per share of Class B common stock, provided however, on May 28, 2024 (the “Reset Date”), the Conversion Price shall be adjusted (downwards only) to equal the average of the daily VWAPs for the five consecutive trading days immediately prior to the Reset Date, if such price is lower than the Conversion Price then in effect, provided, however, the Conversion Price shall not be lower than $1.50 per share of Class B common stock.

The Company may redeem early a portion or all amounts (including principal and accrued and unpaid interest) outstanding under the Note with at least 10 trading days’ prior written notice by the Company to the Investor. The outstanding principal balance being redeemed by the Company shall be subject to a 10% cash redemption premium. After receipt of the redemption notice, the Investor shall have 10 trading days to elect to convert all or any portion of the Note.

The foregoing description of the Note is qualified in its entirety by reference to the full text of the Note, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are being filed herewith:

Exhibit No.	Description
10.1	Promissory Note issued to YA II PN, Ltd. dated April 15, 2024.
104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Richtech Robotics Inc.

	By:	/s/ Zhenwu (Wayne) Huang
		Name:	Zhenwu (Wayne) Huang
		Title:	Chief Executive Officer and Director

Dated: April 22, 2024

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